                                                                  EXHIBIT (c)(3)



================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             KONINKLIJKE AHOLD N.V.

                            AHOLD ACQUISITION, INC.

                                      and

                          SMG-II HOLDINGS CORPORATION

                           Dated as of March 9, 1999


================================================================================

                               TABLE OF CONTENTS
                               -----------------

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ARTICLE I

DEFINITIONS...........................................................................     2

            Section 1.  Definitions...................................................     2

ARTICLE II

THE MERGER............................................................................     6

            Section 2.1  The Merger...................................................     6
            Section 2.2  Conversion of Stock..........................................     7
            Section 2.3  Dissenting Stock.............................................     7
            Section 2.4  Surrender of Certificates....................................     8
            Section 2.5  Payment......................................................     9
            Section 2.6  No Further Rights of Transfers...............................     9
            Section 2.7  Stock Option and Other Plans.................................    10
            Section 2.8  Certificate of Incorporation of the Surviving Corporation....    10
            Section 2.9  By-Laws of the Surviving Corporation.........................    10
            Section 2.10  Directors and Officers of the Surviving Corporation.........    10
            Section 2.11  Closing.....................................................    11

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................    11

            Section 3.  Representations and Warranties of the Company.................    11
            Section 3.1  Due Organization, Good Standing and Corporate Power..........    11
            Section 3.2  Authorization and Validity of Agreement......................    11
            Section 3.3  Capitalization...............................................    12
            Section 3.4  Consents and Approvals; No Violations........................    12
            Section 3.5  Financial Statements.........................................    13
            Section 3.6  Public Reports...............................................    14
            Section 3.7  Absence of Certain Changes...................................    14
            Section 3.8  Compliance with Laws.........................................    15
            Section 3.9  Employee Benefit Plan Triggering Events......................    15
            Section 3.10  Liabilities.................................................    15
            Section 3.11  Broker's or Finder's Fee....................................    15
            Section 3.12  State Takeover Statutes.....................................    16
            Section 3.13  Voting Requirements.........................................    16
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                                      (i)

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB......................................    16

            Section 4.1  Due Organization; Good Standing and Corporate Power..........    16
            Section 4.2  Authorization and Validity of Agreement......................    16
            Section 4.3  Consents and Approvals; No Violations........................    17
            Section 4.4  Broker's or Finder's Fee.....................................    17
            Section 4.5  Financing....................................................    17

ARTICLE V

COVENANTS.............................................................................    17

            Section 5.1  Access to Information Concerning Properties and Records......    17
            Section 5.2  Confidentiality..............................................    18
            Section 5.3  Conduct of the Business of the Company and its Subsidiaries..    18
            Section 5.4  Stockholder Approval.........................................    21
            Section 5.5  Best Efforts.................................................    21
            Section 5.6  No Solicitation of Other Offers..............................    22
            Section 5.7  Notification of Certain Matters..............................    22
            Section 5.8  Antitrust Filings............................................    23
            Section 5.9  Transfer Taxes...............................................    24
            Section 5.10  SMGH Preferred Stock Tender Offer...........................    24
            Section 5.11  Merger of SMG-II and SMGH...................................    26
            Section 5.12  Employee Benefits...........................................    26
            Section 5.13  Directors' and Officers' Insurance; Indemnification.........    26

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND SUB.................................    28

            Section 6.  Conditions Precedent to Obligations of Parent and Sub.........    28
            Section 6.1  Truth of Representations and Warranties......................    28
            Section 6.2  Performance of Agreements....................................    28
            Section 6.3  Approval of Company's Stockholders...........................    28
            Section 6.4  HSR Act......................................................    28
            Section 6.5  Injunction...................................................    29
            Section 6.6  SMGH Preferred Stock Tender Offer............................    29
            Section 6.7  Statutes.....................................................    29
            Section 6.8  Company Stockholders' Agreement..............................    29
            Section 6.9  No Material Adverse Effect...................................    29
            Section 6.10  Fulfillment of Company Conditions...........................    29
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                                      (ii)

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ARTICLE VII

CONDITIONS PRECEDENT TO THE
OBLIGATIONS OF THE COMPANY............................................................    29

            Section 7.  Conditions Precedent to Obligations of the Company............    29
            Section 7.1  Truth of Representations and Warranties......................    29
            Section 7.2  Performance of Agreements....................................    29
            Section 7.3  HSR Act Waiting Periods......................................    30
            Section 7.4  Injunction...................................................    30
            Section 7.5  Approval of Company's Stockholders...........................    30
            Section 7.6  Statutes.....................................................    30

ARTICLE VIII

TERMINATION AND ABANDONMENT...........................................................    30

            Section 8.1  Termination..................................................    30
            Section 8.2  Effect of Termination........................................    31

ARTICLE IX

MISCELLANEOUS.........................................................................    31

            Section 9.1  Fees and Expenses............................................    31
            Section 9.2  Representations and Warranties...............................    31
            Section 9.3  Extension; Waiver............................................    32
            Section 9.4  Public Announcements.........................................    32
            Section 9.5  Governing Law................................................    32
            Section 9.6  Captions.....................................................    32
            Section 9.7  Notices......................................................    32
            Section 9.8  Binding Effect; Benefit; Assignment..........................    33
            Section 9.9  Counterparts.................................................    33
            Section 9.10 Entire Agreement.............................................    34
            Section 9.11 Amendments...................................................    34
            Section 9.12 Severability.................................................    34
            Section 9.13 Disclosure Letter............................................    34
            Section 9.14 Submission to Jurisdiction; Waiver of Jury Trial.............    34

                                     (iii)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of March 9, 1999 (this "Agreement"),
                                                                    ---------
by and among KONINKLIJKE AHOLD N.V., a company organized under the laws of the Netherlands ("Parent"), AHOLD ACQUISITION, INC., a company organized under the
              ------
laws of Delaware and an indirect wholly-owned subsidiary of Parent ("Sub") and
                                                                     ---
SMG-II HOLDINGS CORPORATION, a company organized under the laws of Delaware (the "Company").
 -------

                             W I T N E S S E T H :
                             --------------------

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Sub;

     WHEREAS, to complete such acquisition, the respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub into the Company (the "Merger"), pursuant to and subject to the terms and conditions of this
      ------
Agreement;

     WHEREAS, the Directors of the Company have unanimously determined that the Merger is fair to, and in the best interests of, the holders of shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of the
                                                --------------------
Company, the holders of shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), of the Company, the holders of shares of
            --------------------
Series A Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), of the Company, the holders of shares of Series B
 ------------------------
Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Series B
                                                                        --------
Preferred Stock"), of the Company, and the holders of shares of Series C
---------------
Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Series C
                                                                        --------
Preferred Stock" and, together with the Class A Common Stock, the Class B Common
---------------
Stock, the Series A Preferred Stock and the Series B Preferred Stock, collectively, the "Stock"), of the Company;
                   -----

     WHEREAS, Parent and Sub are unwilling to enter into this Agreement unless certain stockholders of the Company concurrently with the execution and delivery of this Agreement, enter into a stockholders agreement (the "Stockholders
                                                             ------------
Agreement") by and among Parent, Sub and such holders of Stock of the Company
---------
providing for, among other things, the agreement of such holders of Stock to vote all shares of Stock owned by such holders of Stock in favor of the Merger and the grant to Sub of an option to purchase all such shares of Stock at the Applicable Merger Consideration (as such term is defined herein) under the circumstances set forth in such agreement;

     WHEREAS, Sub will make a tender offer (the "Tender Offer") to purchase all
                                                 ------------
of the issued and outstanding $3.52 Cumulative Exchangeable Preferred Stock, par value $0.01 per share (the "SMGH Preferred Stock"), of Supermarkets General
                            --------------------
Holdings Corporation, a company organized under the laws of Delaware and a wholly-owned subsidiary of the Company

("SMGH"), subject to the terms and conditions of this Agreement and certain
  ----
other conditions, at a price of $38.25 per share, net to the Seller in cash (the "Tender Offer Price per Share");
 ----------------------------

     WHEREAS, the parties hereto have agreed that, in the event certain conditions set forth herein are not satisfied, the Company shall in the alternative cause PTK Holdings, Inc., a company organized under the laws of the State of Delaware and an indirect wholly-owned subsidiary of the Company ("PTK"), to sell, and Sub shall in the alternative purchase, an aggregate of 100
  ---
shares of Common Stock, par value $.10 per share (the "Pathmark Stock"), of
                                                       --------------
Pathmark Stores, Inc., a company organized under the laws of Delaware ("Pathmark"), being all of the issued and outstanding shares of capital stock of
----------
Pathmark, all in accordance with a separate stock purchase agreement entered into by and among the Company, PTK, Sub and Parent concurrently with the execution of this Agreement (the "Alternative Stock Purchase Agreement)".

     NOW, THEREFORE, IT IS AGREED:

                                   ARTICLE I


                                  DEFINITIONS
                                  -----------

     Section 1.  Definitions.  When used in this Agreement, the following terms
                 -----------
shall have the respective meanings specified therefor below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

     "Acquisition Proposal" shall have the meaning assigned to such term in
      --------------------
Section 5.6(a).

     "Affiliate" of any Person shall mean any Person directly or indirectly
      ---------
controlling, controlled by, or under common control with, such Person; provided
                                                                       --------
that, for the purposes of this definition, "control" (including, with
----
correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

     "Agreement" shall have the meaning assigned to such term in the preamble to
      ---------
this Agreement.

     "Alcohol and Drug Laws" shall have the meaning assigned to such term in
      ---------------------
Section 3.4.

     "Alternative Stock Purchase Agreement" shall have the meaning assigned to
      ------------------------------------
such term in the sixth recital to this Agreement.

     "Alternative Structure" shall have the meaning assigned to such term in
      ---------------------
Section 2.1(d).

     "Antitrust Law" shall have the meaning assigned to such term in Section
      -------------
5.8(d).

     "Applicable Merger Consideration" shall have the meaning assigned to such
      -------------------------------
term in Section 2.2(a).

     "Balance Sheet" shall have the meaning assigned to such term in Section
      -------------
3.5(a).

     "Balance Sheet Date" shall have the meaning assigned to such term in
      ------------------
Section 3.5(a).

     A "business day" shall mean any day, other than a Saturday, Sunday or a day
        ------------
on which banks located in New York City and Amsterdam shall be authorized or required by law to close.

     "Certificate of Merger" shall have the meaning assigned to such term in
      ---------------------
Section 2.1(a).

     "Certificates" shall have the meaning assigned to such term in Section
      ------------
2.4(a).

     "Class A Common Stock" shall have the meaning assigned to such term in the
      --------------------
third recital to this Agreement.

     "Class B Common Stock" shall have the meaning assigned to such term in the
      --------------------
third recital to this Agreement.

     "Closing" shall have the meaning assigned to such term in Section 2.11.
      -------

     "Closing Date" shall have the meaning assigned to such term in Section
      ------------
2.11.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time
      ----
to time and the Treasury regulations promulgated and the rulings issued thereunder.

     "Commission" shall have the meaning assigned to such term in Section
      ----------
3.6(a).

     "Company" shall have the meaning assigned to such term in the preamble to
      -------
this Agreement.

     "Company Stockholders' Agreement" shall mean the Stockholders Agreement,
      -------------------------------
dated February 4, 1991, by and among the Company and its stockholders, as amended.

     "Condition" shall mean, with respect to any Person the business,
      ---------
properties, assets, liabilities, results of operations or condition (financial or otherwise) of such Person.

     "Credit Agreement" shall have the meaning assigned to such term in Section
      ----------------
3.10.

     "Disclosure Letter" shall mean that certain Disclosure Letter, dated the
      -----------------
date hereof, delivered by the Company to the Purchaser concurrently with the execution of this Agreement.

     "Dissenting Stockholders" shall have the meaning assigned to such term in
      -----------------------
Section 2.3.

     "Effective Time" shall have the meaning assigned to such term in Section
      --------------
2.1(a).

     "Employee Benefit Plan" shall have the meaning assigned to such term in
      ---------------------
Section 3.9.

     "ERISA" shall have the meaning assigned to such term in Section 3.9.
      -----

     "Exchange Act" shall have the meaning assigned to such term in Section
      ------------
5.10(a).

     "GAAP" shall mean generally accepted accounting principles of the United
      ----
States of America.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of
      -------
1976, as amended, and the rules and regulations thereunder.

     "Indemnified Parties" shall have the meaning assigned to such term in
      -------------------
Section 5.13(b).

     "Liens" shall mean, collectively, liens, security interests, options,
      -----
rights of first refusal, easements, mortgages, charges, indentures, deeds of trust, rights of way, restrictions on the use of real property, encroachments, licenses to third parties, leases to third parties, security agreements, or any other encumbrances and other restrictions or limitations on use of real or personal property.

     "Management Options" shall have the meaning assigned to such term in
      ------------------
Section 2.7.

     "Merger" shall have the meaning assigned to such term in the second recital
      ------
to this Agreement.

     "Minimum Condition" shall have the meaning assigned to such term in Section
      -----------------
5.10(a).

     "October Balance Sheet" shall have the meaning assigned to such term in
      ---------------------
Section 3.5(a).

     "Offer Documents" shall have the meaning assigned to such term in Section
      ---------------
5.10(b).

     "Parent" shall have the meaning assigned to such term in the preamble to
      ------
this Agreement.

     "Paying Agent" shall have the meaning assigned to such term in Section
      ------------
2.4(a).

     "Payment Fund" shall have the meaning assigned to such term in Section 2.5.
      ------------

     "Pathmark" shall have the meaning assigned to such term in the sixth
      --------
recital to this Agreement.

     "Pathmark Stock" shall have the meaning assigned to such term in the sixth
      --------------
recital to this Agreement.

     "Permitted Investments" shall have the meaning assigned to such term in
      ---------------------
Section 2.5.

     "Person" shall mean and include an individual, a partnership, a joint
      ------
venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a government or other department or agency thereof.

     "PTK" shall have the meaning assigned to such term in the sixth recital to
      ---
this Agreement.

     "Public Disclosure Date" shall have the meaning assigned to such term in
      ----------------------
Section 3.6(a).

     "Public Reports" shall have the meaning assigned to such term in Section
      --------------
3.6(a).

     "Schedule 14D-1" shall have the meaning assigned to such term in Section
      --------------
5.10(b).

     "Schedule 14D-9" shall have the meaning assigned to such term in Section
      --------------
5.10(c).

     "Second Step Merger" shall have the meaning assigned to such term in
      ------------------
Section 5.11.

     "Series A Preferred Stock" shall have the meaning assigned to such term in
      ------------------------
the third recital to this Agreement.

     "Series B Preferred Stock" shall have the meaning assigned to such term in
      ------------------------
the third recital to this Agreement.

   "Series C Preferred Stock" shall have the meaning assigned to such term in
    ------------------------
the third recital to this Agreement.

   "SMGH" shall have the meaning assigned to such term in the fifth recital to
    ----
this Agreement.

   "SMGH Preferred Stock" shall have the meaning assigned to such term in the
    --------------------
fifth recital to this Agreement.

     "Stock" shall have the meaning assigned to such term in the third recital
      -----
to this Agreement.

     "Stock Incentive Plans" shall have the meaning assigned to such term in
      ---------------------
Section 2.7.

     "Stock Plans" shall have the meaning assigned to such term in Section 2.7.
      -----------

     "Stockholders Agreement" shall have the meaning assigned to such term in
      ----------------------
the fourth recital to this Agreement.

     "Sub" shall have the meaning assigned to such term in the preamble to this
      ---
Agreement.

     "Supply Agreement" shall mean the First Amended and Restated Supply
      ----------------
Agreement dated January 29, 1998, by and between Pathmark and C&S Wholesale Grocers, Inc.

     "Surviving Corporation" shall have the meaning assigned to such term in
      ---------------------
Section 2.1(b).

   "Tender Offer" shall have the meaning assigned to such term in the fifth
    ------------
recital to this Agreement.

     "Tender Offer Conditions" shall have the meaning assigned to such term in
      -----------------------
Section 5.10(a).

     "Tender Offer Price per Share" shall have the meaning assigned to such term
      ----------------------------
in the fifth recital to this Agreement.

     "Third Party Provisions" shall have the meaning assigned to such term in
      ----------------------
Section 9.8.

     "Transfer Taxes" shall have the meaning assigned to such term in Section
      --------------
5.9.

     "Working Capital Facility" shall have the meaning assigned to such term in
      ------------------------
Section 3.10.

                                   ARTICLE II


                                   THE MERGER
                                   ----------

     Section 2.1  The Merger.  (a)  Upon the terms and subject to the terms and
                  ----------
conditions of this Agreement, at the Closing (as such term is defined in Section 2.11), a certificate of merger (the "Certificate of Merger") shall be duly
                                     ---------------------
prepared, executed and acknowledged by Sub and the Company in accordance with the Delaware General Corporation Law and shall be filed with the Secretary of State of Delaware as provided in Section 251 of the Delaware General Corporation Law. The Merger shall become effective upon the filing of the Certificate of Merger (or at such later time reflected in such Certificate of Merger as shall be agreed by Parent and the Company). The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."
                                                    --------------

     (b) At the Effective Time, Sub shall be merged with and into the Company and the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation under the laws of the State of Delaware under the name of "Pathmark Holdings Corporation" (the "Surviving Corporation").
                                                        ---------------------

     (c) From and after the Effective Time, the Merger shall have the effects set forth in Section 259(a) of the Delaware General Corporation Law.

     (d) If Parent so elects, the Merger may alternatively be structured with Sub as the Surviving Corporation or so that any direct or indirect subsidiary of Parent is merged with and into the Company or the Company is merged with and into any such other subsidiary (an "Alternative Structure"). In the event of
                                    ---------------------
such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election. If Parent elects to use an Alternative Structure, the inaccuracy of any representation or warranty of the Company which is premised on the assumption that Sub shall be merged with and into the Company and the Company shall be the Surviving Corporation, which representation or warranty becomes inaccurate solely as a result of the use of such Alternative Structure shall not be deemed to be a breach of such representation or warranty.

     (e) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation's right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations of the Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

     Section 2.2  Conversion of Stock.  At the Effective Time:
                  -------------------

     (a) Each share of Stock issued and outstanding immediately prior to the Effective Time (other than (i) any shares of Stock which are held by any subsidiary of the Company or in the treasury of the Company, or which are held, directly or indirectly, by Parent or any direct or indirect subsidiary of Parent (including Sub), all of which shall cease to be outstanding and be canceled and retired and none of which shall receive any payment with respect thereto and
(ii) shares of Stock held by Dissenting Stockholders (as such term is defined in
Section 2.3)) and all rights in respect thereof shall, by virtue of the Merger and without any action on the part of the holder thereof, forthwith cease to exist and be converted into and represent the right to receive an amount in cash, without interest as follows (such amount, with respect to each share of Stock, the "Applicable Merger Consideration"):
            -------------------------------

          (i) each share of Class A Common Stock - $5.315;

          (ii) each share of Class B Common Stock - $5.315;

          (iii)  each share of Series A Preferred Stock - $113.353;

          (iv) each share of Series B Preferred Stock - $113.353; and

          (v) each share of Series C Preferred Stock - $113.353.

     (b) Each share of common stock, par value $0.01 per share, of Sub then issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

     Section 2.3  Dissenting Stock.  Notwithstanding anything contained in this
                  ----------------
Agreement to the contrary but only to the extent required by the Delaware General Corporation Law, shares of Stock that are issued and outstanding immediately prior to the Effective Time and are held by holders of Stock who comply with all the provisions of the law of the State of Delaware concerning the right of holders of Stock to dissent from the Merger and require appraisal of their shares of Stock (such holders, "Dissenting Stockholders") shall not be
                                         -----------------------
converted into the right to receive the Applicable Merger Consideration but shall become the right to receive such consideration as may be determined to be due such Dissenting Stockholder pursuant to the law of the State of Delaware; provided, however, that (i) if any Dissenting Stockholder shall subsequently
--------  -------
deliver a
written withdrawal of his or her demand for appraisal (with the written approval of the Surviving Corporation, if such withdrawal is not tendered within 60 days after the Effective Time), or (ii) if any Dissenting Stockholder fails to establish and perfect his or her entitlement to appraisal rights as provided by applicable law, or (iii) if within 120 days of the Effective Time neither any Dissenting Stockholder nor the Surviving Corporation has filed a petition demanding a determination of the value of all shares of Stock outstanding at the Effective Time and held by Dissenting Stockholders in accordance with applicable law, then such Dissenting Stockholder or Dissenting Stockholders, as the case may be, shall forfeit the right to appraisal of such shares and such shares shall thereupon be deemed to have been converted into the right to receive, as of the Effective Time, the Applicable Merger Consideration, without interest. The Company shall give Parent and Sub (x) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company, and (y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Parent, settle or offer to settle any demand.

     Section 2.4  Surrender of Certificates.  (a)  Prior to the Effective Time,
                  -------------------------
Parent shall designate a bank or trust company located in the United States to act as paying agent (the "Paying Agent") for purposes of making the cash
                          ------------
payments contemplated hereby. As soon as practicable after the Effective Time, Parent shall cause the Paying Agent to mail and/or make available to each holder of a certificate theretofore evidencing shares of Common Stock (other than those which are held by any subsidiary of the Company or in the treasury of the Company or which are held directly or indirectly by Parent or any direct or indirect subsidiary of Parent (including Sub)) a notice and letter of transmittal advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Paying Agent such certificate or certificates which immediately prior to the Effective Time represented outstanding Common Stock (the "Certificates") in exchange for the Applicable Merger Consideration
            ------------
deliverable in respect thereof pursuant to this Article II. Upon the surrender for cancellation to the Paying Agent of such Certificates, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereon, and any other items specified by the letter of transmittal, the Paying Agent shall promptly pay to the Person entitled thereto the Applicable Merger Consideration deliverable in respect thereof. Until so surrendered, each Certificate shall be deemed, for all corporate purposes, to evidence only the right to receive upon such surrender the Applicable Merger Consideration deliverable in respect thereof to which such Person is entitled pursuant to this Article II. No interest shall be paid or accrued in respect of such cash payments.

     (b) If the Applicable Merger Consideration (or any portion thereof) is to be delivered to a Person other than the Person in whose name the Certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of the Applicable Merger Consideration that the Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to the Paying Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Paying Agent that such taxes have been paid or are not required to be paid.

     (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Applicable Merger Consideration deliverable in respect thereof as determined in accordance with this Article II, provided that the Person to whom the Applicable Merger
                 -------- ----
Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

     Section 2.5  Payment.  Concurrently with or immediately prior to the
                  -------
Effective Time, Parent or Sub shall deposit in trust with the Paying Agent cash in United States dollars in an aggregate amount equal to the product of (i) the number of shares of each class of Stock outstanding immediately prior to the Effective Time (other than shares of Stock which are held by any subsidiary of the Company or in the treasury of the Company or which are held directly or indirectly by Parent or any direct or indirect subsidiary of Parent (including
Sub) or a Person known at the time of such deposit to be a Dissenting Stockholder) and (ii) the Applicable Merger Consideration (such amount being hereinafter referred to as the "Payment Fund"). The Payment Fund shall be
                                ------------
invested by the Paying Agent as directed by Parent in direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, commercial paper of an issuer organized under the laws of a state of the United States rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Ratings Group or certificates of deposit, bank repurchase agreements or bankers' acceptances of a United States commercial bank having at least $1,000,000,000 in assets (collectively, "Permitted Investments") or in
                                               ---------------------
money market funds which are invested in Permitted Investments, and any net earnings with respect thereto shall be paid to Parent as and when requested by Parent. The Paying Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 2.2(a) hereof out of the Payment Fund. The Payment Fund shall not be used for any other purpose. Promptly following the date which is three months after the Effective Time, the Paying Agent shall return to the Surviving Corporation all cash, certificates and other instruments in its possession that constitute any portion of the Payment Fund (other than net earnings on the Payment Fund which shall be paid to Parent), and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Applicable Merger Consideration, without interest, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation or Parent under applicable law. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of shares of Stock for any Applicable Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

     Section 2.6  No Further Rights of Transfers.  At and after the Effective
                  ------------------------------
Time, each holder of Stock shall cease to have any rights as a stockholder of the Company, except for, in the case of a holder of a Certificate (other than shares of Stock to be canceled pursuant to Section 2.2(a) hereof or held by Dissenting Stockholders), the right to surrender his or her Certificate in exchange for payment of the Applicable Merger Consideration or, in the case of a Dissenting

Stockholder, to perfect his or her right to receive payment for his or her shares pursuant to the laws of the State of Delaware if such holder has validly perfected and not withdrawn or otherwise lost his or her right to receive payment for his or her shares, and no transfer of shares of Stock shall be made on the stock transfer books of the Surviving Corporation. Certificates presented to the Surviving Corporation after the Effective Time shall be canceled and exchanged for cash as provided in this Article II. At the close of business on the day of the Effective Time the stock ledger of the Company with respect to Stock shall be closed.

     Section 2.7  Stock Option and Other Plans.  Prior to the Effective Time,
                  ----------------------------
the Board of Directors of the Company (or, if appropriate, any committee thereof), shall take all actions and shall obtain all necessary consents and releases from all of the holders of all of the outstanding stock options and other rights to purchase Stock (the "Management Options") heretofore granted
                                     ------------------
under any stock option plan of the Company or otherwise (collectively, the "Stock Plans") to (i) provide for the cancellation, effective as of the
------------
Effective Time of all Management Options, (ii) terminate, as of the Effective Time, the Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its subsidiaries (collectively with the Stock Plans, the "Stock Incentive Plans") with respect to any interest in the capital stock of
----------------------
the Company or any of its subsidiaries and (iii) amend, as of the Closing Date, the provisions in any other Employee Benefit Plan (as such term is defined in Section 3.9) providing for the issuance, transfer or grant of any capital stock of the Company or any of its subsidiaries, or any interest in respect of any capital stock of the Company or any of its subsidiaries to provide no continuing rights to acquire, hold, transfer or grant any capital stock of the Company or any of its subsidiaries or any interest in the capital stock of the Company or any of its subsidiaries. Incident to the foregoing, any then outstanding stock appreciation rights or limited stock appreciation rights shall be canceled immediately prior to the Effective Time without any payment therefor.

     Section 2.8  Certificate of Incorporation of the Surviving Corporation.
                  ---------------------------------------------------------
The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation and shall be amended following the Merger so that Article IV thereof reads in its entirety as follows: "The total number of shares of Stock of all classes which the Corporation has authority to issue is 1,000 shares of Common Stock, par value one cent ($0.01) per share."

     Section 2.9  By-Laws of the Surviving Corporation.  The By-Laws of the
                  ------------------------------------
Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

     Section 2.10  Directors and Officers of the Surviving Corporation. At the
                   ---------------------------------------------------
Effective Time, the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, until the next annual stockholders' meeting of the Surviving Corporation and until their respective successors shall be duly elected or appointed and qualified. At the Effective Time, the officers of Sub immediately prior to the Effective Time shall, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, be the officers of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

     Section 2.11  Closing.  The Merger (the "Closing") shall take place at
                   -------                    -------
10:00 A.M. at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036 as soon as practicable, but in any event within three (3) business days after the last of the conditions set forth in Articles VI and VII hereof is satisfied or waived or at such other time and date as the parties hereto shall agree in writing. Such date is herein referred to as the "Closing
                                                                        -------
Date".
----

                                  ARTICLE III


                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ----------------------------------------------

     Section 3.  Representations and Warranties of the Company.  The Company
                 ---------------------------------------------
hereby represents and warrants to Parent and Sub as follows:

     Section 3.1  Due Organization, Good Standing and Corporate Power.  Each of
                  ---------------------------------------------------
the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each of the Company and its subsidiaries has the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the Condition of the Company and its subsidiaries taken as a whole. The Company has made available to Parent complete and correct copies of the certificates of incorporation and by-laws or other organizational documents of each of the Company and its subsidiaries, in each case as amended to the date of this Agreement. Except as set forth on Schedule 3.1 of the Disclosure Letter, the respective certificates of incorporation and by-laws or other organizational documents of each of the Company and its subsidiaries do not contain any provision limiting or otherwise restricting the ability of such Person to control its subsidiaries.

     Section 3.2  Authorization and Validity of Agreement.  The Company has the
                  ---------------------------------------
necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate (subject to the approval of the stockholders of the Company) the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by its Board of Directors and no other corporate or stockholder action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (other than the approval of this Agreement by the stockholders of the Company). This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether considered in a proceeding at law or in equity).

     Section 3.3  Capitalization.  Schedule 3.3(a) of the Disclosure Letter sets
                  --------------
forth (i) the authorized, issued and outstanding capital stock of each of the Company and its subsidiaries and (ii) the owners of the issued and outstanding shares of capital stock of each of the Company and its subsidiaries (or, in the case of (x) the Stock, each owner of record of the issued and outstanding shares of Stock and (y) SMGH, each owner of common stock only). All issued and outstanding capital stock of each of the Company and its subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable, and is not subject to, nor was issued in violation of, any preemptive rights. Except as set forth on Schedule 3.3(b) of the Disclosure Letter, no shares of capital stock of either the Company or any of its subsidiaries are authorized, issued or outstanding and there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to capital stock of the Company or any of its subsidiaries, pursuant to which the Company or any of its subsidiaries is or may become obligated to issue shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of such Person on any matter. Except as set forth on Schedule 3.3(c) of the Disclosure Letter, neither the Company nor any of its subsidiaries owns, directly or indirectly, any capital stock or other equity, ownership or proprietary interest in any Person. Except as set forth on Schedule 3.3(d) of the Disclosure Letter, all of the outstanding shares of capital stock of each of the subsidiaries of the Company (other than the SMGH Preferred Stock) are owned, of record and beneficially, by the Company or its subsidiaries free and clear of any Liens. Except as set forth on Schedule 3.3(e) of the Disclosure Letter, there are no restrictions of any kind which prevent or restrict the payment of dividends by the Company or any of its subsidiaries.

     Section 3.4  Consents and Approvals; No Violations.  Other than in
                  -------------------------------------
connection with or in compliance with the provisions of (i) the Delaware General Corporation Law relating to the filing of the Certificate of Merger and other appropriate merger documents, if any, and the approval of the Merger by the holders of 66-2/3% of the Stock (voting as one class, with each share of Stock having one (1) vote), (ii) the HSR Act and other Antitrust Laws, (iii) the Securities Act, (iv) the Exchange Act, (v) the "blue sky" laws of various states, and (vi) applicable alcohol beverage control and licensing laws and drug and pharmacy laws and regulations ("Alcohol and Drug Laws") and except as disclosed in Schedule 3.4 of the Disclosure Letter, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not: (1) violate any provision of the certificate of incorporation or by-laws (or other organizational document) of the Company or any of its subsidiaries; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to the Company or any of its subsidiaries or by which any of its respective properties or assets may be bound; (3) require the Company or any of its subsidiaries to make or obtain any filing with or permit, consent or approval or give any notice to, any governmental or regulatory body, agency or authority; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the crea-tion of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement, collective bargaining agreement or other agreement, instrument or obligation to which the Company or any of its subsidiaries is a party, or by which it or any of its respective properties or assets is bound, except for such filings, permits, consents or approvals the absence of which would not, or violations which would not, have a material adverse effect on the Condition of the Company and its subsidiaries, taken as a whole, or which could not reasonably be expected to prevent or materially delay consummation of the transactions contemplated by this Agreement.

     Section 3.5  Financial Statements.  (a)  The Company has heretofore
                  --------------------
furnished Parent with the audited consolidated balance sheets of the Company and its subsidiaries as of February 3, 1996, February 1, 1997 and January 31, 1998 and the related consolidated statements of operations, shareholder's deficiency and cash flows for the fiscal years then ended, all certified by the Company's independent accountants, and the unaudited consolidated balance sheets of the Company and its subsidiaries as at October 31, 1998 and the related consolidated statements of operations, shareholders' deficiency and cash flows for the nine months then ended (the consolidated balance sheet of the Company and its subsidiaries as at January 31, 1998 is hereinafter referred to as the "Balance
                                                                       -------
Sheet" and January 31, 1998 as the "Balance Sheet Date" and the unaudited
-----                               ------------------
consolidated balance sheet of the Company and its subsidiaries as at October 31, 1998 is hereinafter referred to as the "October Balance Sheet"). Such financial
                                        ---------------------
statements, including the footnotes thereto, except as indicated therein, have been prepared in accordance with GAAP consistently applied throughout the periods indicated.

     (b) The Balance Sheet fairly presents, in all material aspects, and the financial statements of the Company, SMGH and Pathmark delivered to Parent pursuant to Section 5.7(b)(i) will fairly present, in all material respects, the consolidated financial condition of the Company, SMGH and, as the case may be, Pathmark and their respective subsidiaries at the date thereof and reflects or, as the case may be, will reflect all material claims against and all material debts and liabilities of the Company, SMGH and, as the case may be, Pathmark and their respective subsidiaries, fixed or contingent, as at the date thereof, and the related consolidated statements of operations, shareholders' deficiency and cash flows fairly present, in all material respects or, as the case may be, will fairly present, in all material respects, the consolidated results of operations and cash flows of the Company, SMGH and, as the case may be, Pathmark and their respective subsidiaries and the changes in their financial position for the period indicated. Subject to normal year end adjustments, the October Balance Sheet fairly presents, in all material respects, the consolidated financial position of the Company and its subsidiaries as at the date thereof and reflects all material claims and all material debts and liabilities of the Company and its subsidiaries, fixed or contingent, as at the date thereof and the related consolidated statements of operations, shareholder's deficiency and cash flows fairly present, in all material aspects, the consolidated results of operations and cash flows of the Company and its subsidiaries and the changes in their financial position for the period indicated.

     (c) The other balance sheets of the Company and its subsidiaries referred to in clause (a) above fairly present, in all material respects, the consolidated financial condition of the Company and its subsidiaries at the respective dates thereof and reflect all material claims and all material debts and liabilities of the Company and its subsidiaries, fixed or contingent, as at the respective dates thereof, and the related consolidated statements of operations, shareholders' deficiency and cash flows fairly present, in all material respects, the consolidated results of the operations and cash flows of the Company and its subsidiaries and the changes in their financial position for the periods indicated.

     Section 3.6  Public Reports.  (a)  Since January 1, 1996 (the "Public
                  --------------                                    ------
Disclosure Date"), each of SMGH and Pathmark has filed all forms, reports,
---------------
registration statements and other filings with the United States Securities and Exchange Commission (the "Commission") required to be filed by it pursuant to the federal securities laws and the Commission rules and regulations thereunder (such forms, reports, registration statements and other filings, together with any amendments thereto, are collectively referred to as the "Public Reports"),
                                                             --------------
and the Public Reports filed with the Commission have complied in all material respects with all applicable requirements of the federal securities laws and the Commission rules and regulations thereunder.

     (b) As of their respective dates, the Public Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated balance sheets and the unaudited consolidated balance sheets (including any related notes and schedules) included in the Public Reports fairly present, in all material respects, the consolidated financial position of SMGH or, as the case may be, Pathmark and their respective subsidiaries, as of its date, and each of the consolidated statements of operations, shareholders' deficiency and cash flows included in the Public Reports (including any related notes and schedules) fairly present, in all material respects, the consolidated results of operation, cash flows and changes in financial position of SMGH or, as the case may be, Pathmark and their respective subsidiaries, for the period set forth therein (subject, where appropriate, to notes and normal year-end audit adjustments), in accordance with GAAP consistently applied throughout the periods indicated (except as may be indicated therein or in the notes or schedules thereto).

     Section 3.7  Absence of Certain Changes.  Except as previously disclosed in
                  --------------------------
the Public Reports or in Schedule 3.7 of the Disclosure Letter or as otherwise contemplated by this Agreement, since the Balance Sheet Date and up to and including the date hereof (i) there has not been any material adverse change in the Condition of the Company and its subsidiaries taken as a whole; (ii) the businesses of the Company and each of its subsidiaries have been conducted only in the ordinary course; (iii) neither the Company nor any of its subsidiaries has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement other than in the ordinary course of business; (iv) neither the Company nor any of its subsidiaries has increased the compensation of any officer or granted any general salary or benefits increase to any of their employees other than in the ordinary course of business or pursuant to collective bargaining agreements; (v) there has been no declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company or any of its subsidiaries; and (vi) there has been no change by the Company or any of its subsidiaries in accounting principles, practices or methods.

     Section 3.8  Compliance with Laws.  Except as disclosed in the Public
                  --------------------
Reports filed on or prior to the date hereof, the Company and each of its subsidiaries is in compliance with all applicable laws, regulations, orders, judgments and decrees except where the failure to so comply would not, individually or in the aggregate, have a material adverse effect on the Condition of the Company and its subsidiaries taken as a whole or could reasonably likely prevent or materially delay consummation of the transactions contemplated by this Agreement.

     Section 3.9  Employee Benefit Plan Triggering Events.  Except as set forth
                  ---------------------------------------
on Schedule 3.9 of the Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which will or may result in any payment, acceleration, vesting or increase in benefits to any employee or former employee, officer or director of the Company or any of its subsidiaries.

     "Employee Benefit Plan" shall mean any domestic or foreign (i) "employee
      ---------------------
benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); (ii) bonus, stock option, stock purchase, restricted
             -----
stock, incentive, profit-sharing, pension or retirement, deferred compensation, medical, life, disability, accident, or welfare plans, programs, arrangements, commitments or practices (whether or not insured); and (iii) employment, consulting, termination and severance contracts or agreements for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements or practices referred to in (i), (ii) or (iii) are in writing or are otherwise exempt from the provisions of ERISA, established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Company or any of its subsidiaries (including, for the purposes of this Section 3.9, all employers (whether or not incorporated) that are by reason of common control treated together with the Company or any of is subsidiaries as a single employer within the meaning of
Section 414 of the Code.

     Section 3.10  Liabilities.  Except (i) as set forth in the Balance Sheet or
                   -----------
referred to in the footnotes thereto, (ii) as set forth in the October Balance Sheet or referred to in the footnotes thereto, (iii) as set forth in the Public Reports, (iv) as disclosed in Schedule 3.10 of the Disclosure Letter, or (v) as otherwise contemplated by this Agreement, since the Balance Sheet Date and up to and including the date hereof, neither the Company nor any of its subsidiaries has incurred any material outstanding claims, liabilities or indebtedness (other than trade payables incurred in the ordinary course of business), contingent or otherwise, that would be required to be disclosed in the Company's consolidated financial statements prepared in accordance with GAAP consistently applied, other than (x) liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business not involving borrowings by the Company or any of its subsidiaries and (y) indebtedness incurred since the Balance Sheet Date pursuant to Pathmark's working capital facility (the "Working Capital Facility")
                                                      ------------------------
as in effect as of the date hereof pursuant to the Credit Agreement among Pathmark, various banks, and The Chase Manhattan Bank, as Agent, dated as of June 30, 1997, as amended and restated (the "Credit Agreement").
                                             ----------------

     Section 3.11  Broker's or Finder's Fee.  Except as set forth on Schedule
                   ------------------------
3.11 of the Disclosure Letter, no agent, broker, Person or firm acting on behalf of the Company or any of its subsidiaries is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

     Section 3.12  State Takeover Statutes.  The Board of Directors of the
                   -----------------------
Company has approved the Merger and this Agreement. Section 203 of the Delaware General Corporation Law is inapplicable to the Merger, this Agreement and the entering into and performance by Parent and Sub of the Stockholders Agreement and the other transactions contemplated by this Agreement and the Stockholders Agreement. No other state takeover statute or similar statute or regulation applies to the Merger, this Agreement or the Stockholders Agreement.

     Section 3.13  Voting Requirements.  The affirmative vote of the holders of
                   -------------------
66-2/3% of the Stock (voting as one class, with each share of Stock having one
(1) vote) entitled to be cast approving this Agreement is the only vote of the holders of any class or series of Stock necessary to approve the Merger, this Agreement and the transactions contemplated by this Agreement.

                                   ARTICLE IV


                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
                ------------------------------------------------

     Section 4. Each of Parent and Sub hereby represents and warrants, jointly and severally, to the Company as follows:

     Section 4.1  Due Organization; Good Standing and Corporate Power. Parent is
                  ---------------------------------------------------
a public company with limited liability duly organized and validly existing under the laws of the Netherlands. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     Section 4.2  Authorization and Validity of Agreement.  Each of Parent and
                  ---------------------------------------
Sub has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Sub, and the consummation by each of them of the transactions contemplated hereby, have been duly authorized by each of the Executive and Supervisory Boards of Parent and the Board of Directors of Sub. No other corporate action on the part of either of Parent or Sub is necessary to authorize the execution, delivery and performance of this Agreement by each of Parent and Sub and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Sub and is a valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, except that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding at law or in equity).

     Section 4.3  Consents and Approvals; No Violations.  Other than in
                  -------------------------------------
connection with or in compliance with the provisions of (i) the Delaware General Corporation Law which relate to the filing of the Certificate of Merger and other appropriate merger documents, if any, and the approval of the Merger by the holders of 66-2/3% of the Stock (voting as one class with each share of Stock having one (1) vote), (ii) the HSR Act and other Antitrust Laws, (iii) the Securities Act, (iv) the Exchange Act, (v) the "blue sky" laws of various states, and (vi) applicable Alcohol and Drug Laws, the execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby will not: (1) violate any provision of the certificate of incorporation or by-laws of Parent or Sub; (b) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Parent or Sub or by which its properties or assets may be bound; (c) require Parent or Sub to make or obtain any filing with, or permit, consent or approval of, or give any notice to, any governmental or regulatory body, agency or authority; or (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of Parent or Sub under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Parent or Sub is a party or by which Parent or Sub or its properties or assets is bound, except for such filings, permits, consents or approvals the absence of which could not reasonably be expected to prevent or materially delay consummation of the transactions contemplated by this Agreement.

     Section 4.4  Broker's or Finder's Fee.  No agent, broker, Person or firm
                  ------------------------
acting on behalf of Parent or Sub is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

     Section 4.5  Financing.  Parent will provide, or cause to be provided to
                  ---------
Sub, the funds necessary to consummate the Merger and the transactions contemplated in accordance with the terms hereof.

                                   ARTICLE V


                                   COVENANTS
                                   ---------

     Section 5.1  Access to Information Concerning Properties and Records.
                  -------------------------------------------------------
During the period commencing on the date hereof and ending on the Closing Date, the Company shall, and shall cause each of its subsidiaries to, upon reasonable notice, afford Parent, Sub and good faith potential purchasers of stores in connection with the obligations of the parties hereto pursuant to Section 5.8(b), and their respective counsel, accountants, consultants and other authorized representatives, reasonable access during normal business hours to the employees, properties, books and records of the Company and each of its subsidiaries in order that they may have the opportunity to make such reasonable investigations as they shall desire of the affairs of the Company and each of its subsidiaries and other information concerning the business, properties and personnel of the Company and each of its subsidiaries as Parent and Sub may reasonably request, provided that Parent and Sub shall not have the
                                -------- ----
right to conduct tests of the surface or subsurface soil and water beneath or about the real property owned or used by the Company or any of its subsidiaries. The Company shall, and shall cause each of its subsidiaries to, cause its officers and employees to furnish such additional financial and operating data and other information, and respond to such inquiries, as Parent and Sub shall from time to time reasonably request. Notwithstanding anything in this Section
5.1 to the contrary, neither the Company nor any of its subsidiaries shall be required to provide such access to or otherwise disclose such books, records or other information concerning their respective businesses to Parent or Sub as would violate Antitrust Laws.

     Section 5.2  Confidentiality.  Each of Parent and Sub will hold and will
                  ---------------
cause its officers, employees, auditors and other agents, representatives and advisors to hold in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the Company or any of its subsidiaries furnished to Parent or Sub in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by Parent or Sub from sources other than the Company or any of its subsidiaries, or its directors, officers, auditors or other agents, representatives and advisors (ii) in the public domain through no fault of Parent or Sub or (iii) later lawfully acquired by Parent or Sub on a non-confidential basis from other sources who are not known by Parent or Sub to be bound by a confidentiality agreement or otherwise prohibited from transmitting the information to Parent or Sub by a contractual, legal or fiduciary obligation) and will not release or disclose such information to any other Person, except its auditors and other agents, representatives and advisors in connection with this Agreement who need to know such information. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained for a period of two years from the date hereof and, if requested by or on behalf of Parent and Sub shall, and shall use all reasonable efforts to cause their auditors and other agents, representatives and advisors to, return to the Company or destroy all copies of written information furnished by the Company or any of its subsidiaries or its advisors to Parent and Sub or their auditors and other agents, representatives and advisors. It is understood that Parent and Sub shall be deemed to have satisfied their obligation to hold such information confidential if they exercise the same care as they take to preserve confidentiality for their own similar information.

     Section 5.3  Conduct of the Business of the Company and its Subsidiaries.
                  -----------------------------------------------------------
Except as contemplated by this Agreement, during the period from the date of this Agreement until the Effective Time, the Company shall, and shall cause each of its subsidiaries to, conduct its operations in the ordinary course of business, consistent with past practice and to use its best efforts to (v) preserve intact its business organization, (w) maintain its material rights and franchises, (x) keep available the services of its officers and employees, (y) maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and (z) to take measures to reduce to zero any excess loss account (as determined in accordance with Treasury Regulations Sections 1.1502-14, 1.1502-19 and 1.1502-32) reflected on the books and records of the Company and its subsidiaries or as subsequently determined by the Company. Without limiting the generality of and in addition to the foregoing, except as set forth on Schedule

5.3 of the Disclosure Letter and except as otherwise contemplated by this Agreement, prior to the time specified in the preceding sentence, the Company shall not, and shall cause each of its subsidiaries not to, without prior written consent of Parent:

     (a) amend its certificate of incorporation or by-laws or other organizational documents in any way;

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities other than shares of Class A Common Stock issuable pursuant to the terms of existing Management Options;

     (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any of its securities;

     (d) (i) pledge or otherwise encumber shares of its capital stock; (ii) except in the ordinary course of business consistent with past practices (x) incur, assume or prepay any obligations with respect to any long-term debt, letters of credit or short-term debt, other than indebtedness (A) incurred, assumed or prepaid under the Working Capital Facility, (B) that is mandatorily prepayable in accordance with its terms and (C) that is intercompany indebtedness by and among any of the Company and any of its subsidiaries (other than SMGH or Pathmark Risk Management Corporation); (y) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any other Person except any of its wholly-owned subsidiaries; or (z) make any material loans, advances or capital contributions to, or investments in, any other Person; or
(iii) mortgage or pledge any of its assets or create or permit to exist any material lien thereupon that secures indebtedness for borrowed money;

     (e) except as required by law or existing written agreements, enter into, adopt or materially amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements of or for the benefit or welfare of any employee of the Company and its subsidiaries, or (except for normal increases in the ordinary course of business that are consistent with past practices) increase in any manner the compensation or fringe benefits of any such employee or pay any benefit not required by any existing plan and arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

     (f) transfer, sell, lease, license or dispose of any lines of business, subsidiaries, divisions, operating units or facilities outside the ordinary course of business or enter into any material commitment or transaction outside the ordinary course of business other than any such transactions between or among any of the Company and its subsidiaries (other than SMGH or Pathmark Risk Management Corporation);

     (g) other than any such transactions between or among any of the Company and its subsidiaries (other than SMGH or, except with respect to any transaction intended to comply with Section 5.3(z), Pathmark Risk Management Corporation), acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of assets in the ordinary course of business and consistent with past practice), in each case where such action would be material to the Condition of the Company and its subsidiaries taken as a whole;

     (h) except as may be required by law or existing written contractual or collective bargaining agreements or in connection with the termination of any employee, take any action to terminate or materially amend, in a manner adverse to the Company or any of its subsidiaries, any of its pension plans or retiree medical plans with respect to or for the benefit of any employee of the Company or any of its subsidiaries;

     (i) materially modify, amend or terminate any significant contract to which it is a party or waive any of its material rights or claims except in the ordinary course of business consistent with past practice;

     (j) effect any material change in any of its methods of accounting, except as may be required by law or generally accepted accounting principles;

     (k) (i) take any action, engage in any transaction or enter into any agreement which would cause any of the representations or warranties set forth in Article III that are subject to, or qualified by, a "material adverse effect", "material adverse change" or other materiality qualification to be untrue as of the Effective Time, or any such representations and warranties that are not so qualified to be untrue in any respect which would otherwise have a material adverse effect on the Condition of the Company and its subsidiaries taken as a whole or (ii) purchase or acquire, or offer to purchase or acquire, any shares of capital stock of the Company;

     (l) take any action including, without limitation, the adoption of any shareholder rights plan or amendments to the Certificate of Incorporation, which would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights and receive the benefits of a stockholder with respect to, securities of the Company that may be acquired or controlled by Parent or Sub or permit any stockholder to acquire securities of the Company on a basis not available to Parent in the event that Parent were to acquire any shares of Stock; and

     (m) enter into a legally binding commitment with respect to, or any agreement to take, any of the foregoing actions.

     Notwithstanding anything else contained in this Section 5.3 to the contrary, the following shall be permitted: (1) the acquisition of direct or indirect interests in real property intended for the operation of stores of Pathmark or any of its subsidiaries (other than Pathmark Risk Management Corporation), the improvement of real property, the remodeling of stores of Pathmark or any of its subsidiaries (other than Pathmark Risk Management Corporation) and the obtaining of financing therefor in the ordinary course of business consistent with past practice, (2) the negotiation and entering into by Pathmark or any of its subsidiaries (other than Pathmark Risk Management Corporation) of amendments to existing leases for real property in the ordinary course of business, (3) the negotiation in good faith and entering into new collective bargaining agreements by Pathmark that replace agreements that have expired or will expire pursuant to their terms within 90 days from the date of the commencement of negotiations,
(4) the marketing and sale of certain real estate not used in the supermarket business by Pathmark or any of its subsidiaries (other than Pathmark Risk Management Corporation) as set forth on Schedule 5.3 of the Disclosure Letter, provided that no such sale (other than a sale pursuant to a binding agreement
-------- ----
that the Company is a party to on the date hereof) shall be agreed to without prior adequate consultation with Parent, (5) entering into of amendments to the Credit Agreement to modify covenants as required (other than modifications, except for a possible increase in the interest rate, which will make any one or more covenants more restrictive) and (6) entering into an agreement implementing the amendments to the Supply Agreement agreed to in a memorandum of understanding effective December 27, 1998 by and between Pathmark and C&S Wholesale Grocers, Inc.

     Section 5.4  Stockholder Approval.  Promptly after the execution of this
                  --------------------
Agreement, the Company, acting through its Board of Directors, shall, in accordance with applicable law, (i) call a special meeting of the holders of Stock for the purpose of voting upon this Agreement and the Merger, submit this Agreement and the Merger at such special meeting and use its reasonable efforts to solicit in writing proxies in favor of this Agreement and the Merger from all holders of Stock or (ii) use its reasonable efforts to solicit in writing the consent to this Agreement and the Merger from all holders of Stock. The Company shall include in its written proxy solicitation or, as the case may be, consent solicitation the recommendation of its Board of Directors that holders of Stock approve and adopt this Agreement and approve the Merger and take all other lawful action necessary and advisable to secure the vote or, as the case may be, consent of holders of 66-2/3% of the Stock (voting as one class, with each share having one (1) vote) in favor of the Merger and this Agreement.

     Section 5.5  Best Efforts.  Subject to the terms and conditions provided
                  ------------
herein, each of the Company, Parent and Sub shall, and the Company shall cause each of its subsidiaries to, cooperate and use their respective best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company or any of its subsidiaries as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger; provided, however, that no loan
                                             --------  -------  ----
agreement or contract for borrowed money shall be repaid except as currently required by its terms, in whole or in part, and no material contract shall be amended to increase the amount payable thereunder or otherwise to be materially more burdensome to the Company or any of its subsidiaries in order to obtain any such consent, approval or authorization without first obtaining the written approval of Parent.

     Section 5.6  No Solicitation of Other Offers.  (a)  The Company shall not,
                  -------------------------------
and the Company shall cause each of its subsidiaries not to, directly or indirectly, take (or authorize or permit their respective officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or other agents or Affiliates, to so take) any action to (i) solicit, initiate or encourage the submission of any Acquisition Proposal, (ii) enter into an agreement of merger or other business combination or an agreement for the sale or other disposition by the Company or any of its subsidiaries of a material amount of assets or a sale of shares of capital stock whether by merger or other business combination or tender or exchange offer or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any Person (other than Parent or Sub) in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

     "Acquisition Proposal" shall mean any proposed merger or other business
      --------------------
combination, sale or other disposition of any material amount of assets, sale of shares of capital stock, tender offer or exchange offer or similar transactions involving the Company or any of its subsidiaries.

     (b) The Board of Directors of the Company shall not take any action to withdraw or modify in a manner adverse to Parent or Sub, or take a position inconsistent with, its approvals or recommendation of the Merger, this Agreement or the Stockholders Agreement or to recommend another Acquisition Proposal and shall not resolve to do any of the foregoing.

     (c) In addition to the obligations of the Company set forth in paragraph
(a), the Company shall, and the Company shall cause each of its subsidiaries to, promptly advise Parent of any request for information or of any Acquisition Proposal, or any proposal with respect to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal, and the identity of the Person making any such Acquisition Proposal or inquiry.

     (d) Immediately following the execution of this Agreement, the Company shall, and shall cause each of its subsidiaries and each of their respective officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or other agents or Affiliates to, cease any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal and request each Person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any of its subsidiaries or any portion thereof to return all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its subsidiaries.

     Section 5.7  Notification of Certain Matters.  (a)  The Company shall give
                  -------------------------------
prompt notice to Parent of any notice of, or other communication relating to, a material default or event that, with notice or lapse of time or both, would become a material default, received by the Company subsequent to the date of this Agreement and prior to the Effective Time, under any material contract to which the Company or any of its subsidiaries is a party or is subject. The Company and Parent shall give prompt notice to each other of (i) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement and (ii) the occurrence or non-occurrence of any events the occurrence or non-occurrence of which would cause either (w) a representation or warranty contained in this Agreement, in any Schedule to the Disclosure Letter or in any certificate delivered pursuant to this Agreement and not qualified by any materiality standard, to be untrue or inaccurate in any material respect,
(x) any other representation or warranty contained in this Agreement, in any schedule to the Disclosure Letter or in any certificate delivered pursuant to this Agreement, to be untrue or inaccurate in any respect, (y) any of the conditions set forth in Article VI or VII to be unsatisfied in any material respect at the Effective Time; provided that the parties hereto need not give
                               -------- ----
notice with respect to events that are reported in the financial or general interest newspapers that do not specifically relate to the Company, any of its subsidiaries or Parent or their respective businesses or (z) any failure to comply with or satisfy any covenants, condition or agreement to be complied with or satisfied by it hereunder.

     (b) The Company shall provide Parent with (i) the audited consolidated balance sheet of the Company, SMGH and, as the case may be, Pathmark, and their respective subsidiaries as of January 30, 1999 and the related statements of operations, shareholder's deficiency and cash flows for the fiscal year then ended, all as certified by the Company's, SMGH's and, as the case may be, Pathmark's independent accountants, within three (3) business days after preparation and certification thereof, (ii) the unaudited consolidated balance sheet of each of the Company, SMGH and Pathmark, and the related consolidated statements of operations, shareholders' deficiency and cash flows for each fiscal quarter ending prior to the Effective Time, within forty-five days after the end of each such fiscal quarter and (iii) the unaudited statement of operations of Pathmark for each fiscal month ending prior to the Effective Time, within thirty days after the end of each such fiscal month. In addition, subject to compliance with the Antitrust Laws, the Company shall cause Pathmark to deliver to Parent on a weekly basis its internal sales overview reports promptly as they are prepared by Pathmark for each such week.

     Section 5.8  Antitrust Filings.  (a)  Parent, Sub and the Company shall (i)
                  -----------------
take promptly all actions necessary to make the filings required of Parent, Sub or any of their Affiliates under the applicable Antitrust Laws (as such term is defined in Section 5.8(d)), (ii) comply at the earliest practicable date with any request for additional information or documentary material received by Parent, the Company or any of their respective Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (iii) cooperate in connection with any filing under applicable Antitrust Laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by any of the Federal Trade Commission, the Antitrust Division of the Department of Justice or state attorneys general.

     (b) Each of the Company, Parent and Sub shall use all best efforts to resolve such objections, if any, as may be asserted with respect to the Merger, the Stockholders Agreement or any other transaction contemplated by this Agreement under any Antitrust Law. If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging the Merger, the Stockholders Agreement or any other transaction contemplated by this Agreement as violative of any Antitrust Law, the Company, Parent and Sub shall cooperate to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Merger, the Stockholders Agreement or any other transactions contemplated by this Agreement, including, without limitation, by pursuing all reasonable avenues of administrative and judicial appeal.

     (c) Each of the Company, Parent and Sub shall promptly inform each other of any material communication made to, or received by such party from, the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other governmental or regulatory authority regarding any of the transactions contemplated hereby.

     (d) "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as
          -------------
amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

     Section 5.9  Transfer Taxes.  The Company and Parent shall cooperate in the
                  --------------
preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to tax, "Transfer Taxes"). All
                                                      --------------
Transfer Taxes shall be paid by the Company and expressly shall not be a liability of any holder of Stock.

     Section 5.10  SMGH Preferred Stock Tender Offer.  (a)  Immediately after
                   ---------------------------------
execution of this Agreement, Sub shall, and Parent shall cause Sub to, make a public announcement pursuant to Rule 14d-2b under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, promptly thereafter, but in no event
                       ------------
later than the fifth (5th) business day following the date thereof, commence the Tender Offer to purchase, subject to holders of shares of SMGH Preferred Stock having tendered and not withdrawn at least 66 2/3% of the issued and outstanding shares of SMGH Preferred Stock (the "Minimum Condition") and the fulfillment of
                                     -----------------
the other conditions set forth on Exhibit 1 (collectively, the "Tender Offer
                                                                ------------
Conditions"), all of the issued and outstanding shares of SMGH Preferred Stock
----------
at the Tender Offer Price per Share. Sub shall not, and Parent shall cause Sub not to, change the Tender Offer Price per Share without the prior written consent of the Company. In addition, Sub shall not, and Parent shall cause Sub not to, amend, change or waive any of the Tender Offer Conditions without the prior written consent of the Company.

     (b) As soon as reasonably practical on the date the Tender Offer is commenced, Sub shall, and Parent shall cause Sub to, file with the Commission a Tender Offer Statement on Schedule 14d-1 with respect to the Tender Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1") which will include (as exhibits) or incorporate
              --------------
by reference an offer to purchase and a form of letter of transmittal with respect to the Tender Offer as well as all other information and exhibits required by law (collectively, together with any amendments and supplements thereto, the "Offer Documents"). Parent and Sub represent and warrant that the
              ---------------
Offer Documents will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and all other applicable United States federal securities laws and, on the date filed with the Commission and on the date first published, sent or given to the holders of shares of SMGH Preferred Stock, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent and Sub with respect to information supplied in writing by the Company for inclusion in the Schedule 14D-1 or the Offer Documents. Sub shall, and Parent shall cause Sub to, take all steps necessary to cause the Offer Documents to be filed with the Commission and to be disseminated to all holders of shares of SMGH Preferred Stock, in each case as and to the extent required by applicable United States federal securities laws and any other applicable laws. Sub shall, and Parent shall cause Sub to, promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false and misleading in any material respect, and Sub shall, and Parent shall cause Sub to, take all steps necessary to cause the Offer Documents, as so corrected, to be filed with the Commission and to be disseminated to holders of shares of SMGH Preferred Stock, in each case as and to the extent required by applicable United States federal securities laws and any other applicable laws. The Company shall be given the opportunity to review and comment on the Offer Documents before they are filed with the Commission. In addition, Sub shall, and Parent shall cause Sub to, provide to the Company and its counsel copies of any written comments Parent or Sub may receive from time to time from the Commission or its staff with respect to the Offer Documents, promptly after receipt of such comments and provide the Company and its counsel an opportunity to participate, including by participating with Sub and its counsel in any discussions with the Commission or its staff, in the response of Sub to such comments.

     (c) The Company hereby represents and warrants that the Board of Directors of SMGH (at a meeting duly called and held) has (i) determined by the unanimous vote of the directors that each of the Tender Offer and the Second Step Merger (as such term is defined in Section 5.11) is fair to, and in the best interests of, the holders of shares of SMGH Preferred Stock, (ii) approved the Tender Offer and the Second Step Merger in accordance with the provisions of the Delaware General Corporation Law and (iii) recommended acceptance of the Tender Offer. The Company shall cause SMGH to file with the Commission, as soon as practicable on the date of the commencement of the Tender Offer, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9"), containing the
                                         --------------
recommendations referred to in the preceding sentence and shall disseminate the
Schedule 14D-9 as required by Rule 14d-9 under the Exchange Act. Parent and its counsel shall be given the opportunity to review and comment upon the Schedule 14D-9 prior to its filing with the Commission. The Company represents and warrants that the Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the Commission and on the date first published, sent or given to the holders of SMGH Preferred Stock, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Sub in writing for inclusion in the Schedule 14D-9. The Company shall cause SMGH to provide Parent and its counsel with any comments SMGH or its counsel may receive from the Commission or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and shall provide Parent and its counsel an opportunity to participate, including by participating with SMGH and its counsel in any discussions with the Commission or its staff, in the response by SMGH to such comments. In connection with the Tender Offer, the Company shall cause SMGH to promptly furnish Sub with mailing labels, security position listings and any available listing or computer list containing the names and addresses of the record holders of shares of SMGH Preferred Stock as of the most recent practicable date and shall furnish Sub with such additional information (including, but not limited to, updated lists of holders of shares of SMGH Preferred Stock and their addresses, mailing labels and lists of security positions) and such other assistance as Sub or its agents may reasonably request in communicating the Tender Offer to the holders of shares of SMGH Preferred Stock.

     Section 5.11  Merger of SMG-II and SMGH.  In the event that the shares of
                   -------------------------
SMGH Preferred Stock tendered and accepted for payment in the Tender Offer do not constitute all of the issued and outstanding shares of SMGH Preferred Stock, Parent shall, promptly after the Closing (but in any event not prior to receipt of any required approval of the stockholders of SMGH) cause SMGH to merge with and into SMG-II (the "Second Step Merger") pursuant to an Agreement and Plan of
                      ------------------
Merger in substantially the form attached hereto as Exhibit 2.

     Section 5.12  Employee Benefits.  During the period commencing at the
                   -----------------
Effective Time and ending on the first anniversary thereof, Parent shall cause the current and former employees of Pathmark and its subsidiaries who are on the Closing Date entitled to receive compensation or any benefits from Pathmark or any of its subsidiaries to be provided with compensation and employee benefit plans (other than stock option or other plans involving the potential issuance of securities of the Company, Parent or any of their respective subsidiaries, and incentive compensation or similar programs) which in the aggregate are not materially less favorable than those currently provided to such employees by Pathmark and its subsidiaries, to the extent permitted under laws and regulations in force from time to time, provided that employees covered by
                                        -------- ----
collective bargaining agreements need not be provided with such benefits, and provided, further, that Parent reserves the right to review all employee
--------  -------  ----
benefits after the Effective Time and to make such changes as it deems appropriate.

     Section 5.13  Directors' and Officers' Insurance; Indemnification. (a)  The
                   ---------------------------------------------------
certificate of incorporation and the by-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's certificate of incorporation and by-laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law. Parent agrees that all rights of indemnification now existing in favor of any director, officer, employee, or agent of the subsidiaries of the Company as provided in their respective charters or by-laws on the date of this Agreement shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time.

     (b) The Surviving Corporation shall for the six year period commencing on the Effective Time either (x) maintain in effect the Company's current directors' and officers' liability insurance covering those Persons who are currently covered on the date of this Agreement by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) (the "Indemnified Parties"); provided, however, that in no
                           -------------------    --------  -------
event shall Parent be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by the Company for such insurance which the Company represents to be $323,000; provided further, that if the
                                             ----------------  ----
annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; provided further, that the
                                                ----------------  ----
Surviving Corporation may substitute for the Company policies, policies with at least the same coverage containing terms and conditions which are no less advantageous and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time or (y) cause the Parent's directors' and officers' liability insurance then in effect to cover those Persons who are covered on the date of this Agreement by the Company's directors' and officers' liability insurance policy with respect to those matters covered by the Company's directors' and officers' liability policy.

     (c) Parent agrees to indemnify, and to cause the Surviving Corporation to indemnify, all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of its subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees of the Company or any of its subsidiaries, occurring prior to the Effective Time including, without limitation, the transactions contemplated by this Agreement. Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including without limitation, the transactions contemplated by this Agreement, occurring prior to, and including, the Effective Time, Parent, from and after the Effective Time, will pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. Subject to Section 5.13(d) below, Parent shall pay all reasonable expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing this Section 5.13 or any action involving an Indemnified Party resulting from the transactions contemplated by this Agreement. If the indemnity provided for in this Section 5.13 is not available with respect to any Indemnified Party, then the Surviving Corporation and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

     (d)  Any Indemnified Party wishing to claim indemnification under paragraph
(a) or (c) of this Section 5.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right, from and after the Effective Time, to assume the defense thereof (with counsel engaged by Parent or the Surviving Corporation to be reasonably acceptable to the relevant Indemnified Party) and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, (ii) such Indemnified Party will cooperate in the defense of any such matter and (iii) Parent or the Surviving Corporation shall not be liable for any settlement effected without its prior written consent; and provided further that Parent shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

                                   ARTICLE VI


             CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND SUB
             -----------------------------------------------------

     Section 6.  Conditions Precedent to Obligations of Parent and Sub.  The
                 -----------------------------------------------------
respective obligations of Parent and Sub to effect the Merger are subject to the satisfaction or waiver (subject to applicable law) at or prior to the Closing of each of the following conditions:

     Section 6.1  Truth of Representations and Warranties.  Each representation
                  ---------------------------------------
or warranty of the Company contained in this Agreement that is subject to, or qualified by, "material adverse effect", "material adverse change" or other materiality qualification shall be true and correct, in each case as if such representation or warranty was made at the Closing, and any representation or warranty that is not so qualified shall be true and correct in any respect which would otherwise have a material adverse effect on the Condition of the Company and its subsidiaries taken as a whole, in each case as if such representation or warranty was made at the Closing except as to any such representation or warranty which speaks as of a specific date or for a specific period, which must be true and correct in the foregoing respects as of such specific date or period, and Parent shall have received a certificate signed by an executive officer of the Company, dated the Closing Date, to such effect.

     Section 6.2  Performance of Agreements.  The Company shall have performed
                  -------------------------
in all material respects all obligations and complied in all material respects with all agreements and covenants to be performed or complied with by it under this Agreement and, in the case only of failures to perform any agreement or covenant of the Company pursuant to Section 5.3 (other than clause (c) thereof), such failure to perform did or would not have a material adverse effect on the Condition of the Company and its subsidiaries taken as a whole or materially adversely effect the ability of Parent or Sub to consummate the transactions contemplated by this Agreement or have a material adverse effect on the value of the Company and its subsidiaries taken as a whole and Parent shall have received a certificate signed by an executive officer of the Company, dated the Closing Date, to such effect.

     Section 6.3  Approval of Company's Stockholders.  This Agreement and the
                  ----------------------------------
Merger shall have been approved and adopted by holders of 66-2/3% of the Stock (voting as one class, with each share of Stock having one (1) vote) in accordance with applicable law, the Certificate of Incorporation and By-Laws of the Company and the Company's Stockholders' Agreement. Holders of shares of Stock representing in the aggregate not more than 5% of the amount that would be payable by Parent or Sub pursuant to Section 2.5 if there would be no Dissenting Stockholders shall (i) have perfected their appraisal rights under Section 262 of the Delaware General Corporation Law or (ii) be entitled after the Closing to so perfect their appraisal rights.

     Section 6.4  HSR Act.  Any waiting period (and any extension thereof) under
                  -------
the HSR Act applicable to the Merger shall have expired or been terminated.

     Section 6.5  Injunction.  No preliminary or permanent injunction or other
                  ----------
order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits, restrains, enjoins or restricts the consummation of the Merger, or the Tender Offer and which is in effect at the Closing, provided that, in the case of a decree, injunction or other order, each
         -------- ----
of the parties shall have used all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any decree, injunction or other order that may be entered.

     Section 6.6  SMGH Preferred Stock Tender Offer.  The Tender Offer
                  ---------------------------------
Conditions including, without limitation, the Minimum Condition shall have been fulfilled without any waiver thereof.

     Section 6.7  Statutes.  No statute, rule, regulation, executive order,
                  --------
decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger or the Tender Offer or has the effect of making the Merger or the Tender Offer illegal.

     Section 6.8  Company Stockholders' Agreement.  The Company Stockholders'
                  -------------------------------
Agreement shall have been terminated.

     Section 6.9  No Material Adverse Effect.  Since the date hereof, no event
                  --------------------------
shall have occurred such that there would be a material adverse change in the Condition of the Company and its subsidiaries taken as a whole.

     Section 6.10  Fulfillment of Company Conditions.  Parent shall have
                   ---------------------------------
received an irrevocable letter from the Company, signed by an executive officer of the Company, stating that all of the conditions to the obligations of the Company to effect the Merger set forth in Article VII have been satisfied or waived.

                                  ARTICLE VII


                          CONDITIONS PRECEDENT TO THE
                          ----------------------------

                           OBLIGATIONS OF THE COMPANY
                           --------------------------

     Section 7.  Conditions Precedent to Obligations of the Company.  The
                 --------------------------------------------------
obligations of the Company to effect the Merger is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     Section 7.1  Truth of Representations and Warranties.  The representations
                  ---------------------------------------
and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects as if such representations and warranties were made at the Closing, and the Company shall have received a certificate signed by an executive officer of Parent, dated the Closing Date, to such effect.

     Section 7.2  Performance of Agreements.  Each of Parent and Sub shall have
                  -------------------------
performed in all material respects all obligations and complied in all materials respects with all agreements and covenants to be performed and complied with by it under this Agreement, and the Company shall have received a certificate signed by an executive officer of Parent, dated the Closing Date, to such effect.

     Section 7.3  HSR Act Waiting Periods.  All applicable waiting periods under
                  -----------------------
the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

     Section 7.4  Injunction.  No preliminary or permanent injunction or other
                  ----------
order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits, restrains, enjoins or restricts the consummation of the Merger or the Tender Offer which is in effect at the Closing, provided that, in the case of a decree, injunction or other order, each
         -------- ----
of the parties shall have used all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any decree, injunction or other order that may be entered.

     Section 7.5  Approval of Company's Stockholders.  This Agreement and the
                  ----------------------------------
Merger shall have been approved and adopted by holders of 66-2/3% of the Stock (voting as one class, with each share of Stock having one (1) vote) in accordance with applicable law (if required by applicable law), the Certificate of Incorporation and By-Laws of the Company and the Company Stockholders' Agreement.

     Section 7.6  Statutes.  No statute, rule, regulation, executive order,
                  --------
decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger or the Tender Offer or has the effect of making the Merger or the Tender Offer illegal.

                                  ARTICLE VIII


                          TERMINATION AND ABANDONMENT

     Section 8.1  Termination.  This Agreement may be terminated and the
                  -----------
transactions contemplated hereby may be abandoned, at any time prior to the Closing, whether before or after approval of the Merger by the holders of Stock:

     (a) by mutual written consent of the Company, on the one hand, and of Parent, on the other hand;

     (b) by either Parent, on the one hand, or the Company, on the other hand, if any governmental or regulatory agency shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree or ruling or other action shall have become final and nonappealable; provided, however, that in the event this
                                     --------  -------  ----
Agreement is terminated because of such an order, decree, ruling or other action with respect to the Tender Offer, the Company and Parent shall, and the Company and Parent shall cause Sub and PTK to, effect the "Closing" pursuant to, subject to the terms and conditions of and as defined in the Alternative Stock Purchase Agreement;

     (c) by either Parent, on the one hand, or the Company, on the other hand, if the Closing shall not have occurred by December 15, 1999, unless the Closing shall not have occurred because of a material breach of any representation, warranty, obligation, covenant, agreement or condition set forth in this Agreement on the part of the party seeking to terminate this Agreement;

     (d)  by Parent, if any of the conditions set forth in Section 6.6, 6.5 or
6.7 (to the extent that the latter two sections relate to the Tender Offer) are not satisfied immediately prior to the date on which the Closing would have taken place but for the failure of any of the conditions set forth in Sections 6.6, 6.5 or Section 6.7 (to the extent that the latter two sections relate to the Tender Offer) to be satisfied, in which case the Company and Parent shall, and the Company and Parent shall cause Sub and PTK to, effect the "Closing" pursuant to, subject to the terms and conditions of and as defined in the Alternative Stock Purchase Agreement; and

     (e)  by Parent, at any time within 30 days after delivery to it pursuant to
Section 5.7(b)(i) of the audited consolidated financial statements of each of the Company and of Pathmark for the fiscal year ended January 30, 1999, in the event that such financial statements disclose (i) a consolidated shareholder's deficiency of (x) the Company greater than $1,453,000,000 or (y) Pathmark greater than $1,188,400,000, in each case as of the end of such fiscal year or
(ii) net losses of (x) the Company materially greater than $29,321,000 or (y) Pathmark materially greater than $28,420,000, in each case for the fiscal year then ended.

     Section 8.2  Effect of Termination.  In the event of the termination of
                  ---------------------
this Agreement pursuant to Section 8.1 (other than in the case of termination pursuant to Section 8.1(a)) hereof by Parent, on the one hand, or the Company, on the other hand, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which this Agreement is terminated, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Parent, Sub or the Company, except that Sections 3.12, 5.2, 5.3(l), 8.1(d) 9.1, 9.5 and this Section 8.2 shall survive any termination of this Agreement. Nothing in this Section 8.2 shall relieve any party to this Agreement of liability for breach of this Agreement.

                                   ARTICLE IX


                                 MISCELLANEOUS

     Section 9.1  Fees and Expenses.  All costs and expenses incurred in
                  -----------------
connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     Section 9.2  Representations and Warranties.  The respective
                  ------------------------------
representations and warranties of the Company, on the one hand, and Parent and Sub, on the other hand, contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party. Each and every such representation and warranty shall expire with, and be terminated and extinguished by, the Closing and thereafter none of the Company, Parent or Sub shall be under any liability whatsoever with respect to any such representation or warranty. This Section 9.2 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing.

     Section 9.3  Extension; Waiver.  At any time prior to the Effective Time,
                  -----------------
the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, Parent or Sub, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     Section 9.4  Public Announcements.  The Company, on the one hand, and
                  --------------------
Parent and Sub, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of a copy of such release or statement, unless required by applicable law.

     Section 9.5  Governing Law.  This Agreement, and the legal relations
                  -------------
between the parties hereto, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed solely within such State, provided, however, that any of the
                                       --------  -------
provisions contained herein with respect to the Merger shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements executed and to be performed solely within such State.

     Section 9.6  Captions.  The Article and Section captions used herein are
                  --------
for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 9.7  Notices.  Any notice, delivery or other communication required
                  -------
or permitted under this Agreement shall be sufficiently given if delivered in person or sent by telecopy (with receipt confirmed) or by registered or certified mail, postage prepaid, addressed as follows:

     If to either Parent or Sub:

          Koninklijke Ahold NV
          Albert Heijnweg 1
          1507 EH Zaandam, P.O. Box 33
          1500 EA Zaandam, The Netherlands
          Telecopier:  31-75-659-83-66
          Attention:   Paul P.J. Butzelaar, Esq.
                       Ton van Tielraden, Esq.

     and
          White & Case
          1155 Avenue of the Americas

          New York, New York  10036
          Telecopier:  (212) 354-8113
          Attention:   John M. Reiss, Esq.

     If to the Company:

          SMG-II Holdings Corporation
          200 Milik Street
          Carteret, NJ  07008-1194
          Telecopier:  (732) 499-3460
          Attention:   James Donald
                       Marc A. Strassler, Esq.

     with a copy to:

          Shearman & Sterling
          599 Lexington Avenue
          New York, NY  10022-7179
          Telecopier:  (212) 848-7179
          Attention:   Spencer D. Klein, Esq.
                       Rohan Weerasinghe, Esq.

or to such other person as shall be designated in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopier or mailed.

     Section 9.8  Binding Effect; Benefit; Assignment.  This Agreement shall
                  -----------------------------------
inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Sub may assign and
                                      --------  -------  ----
delegate, in its sole discretion, its rights, interests and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 2.5 and Section 5.13 (collectively, the "Third Party
                                                                   -----------
Provisions"), nothing in this Agreement, expressed or implied, is intended to
----------
confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

     Section 9.9  Counterparts.  This Agreement may be executed in two or more
                  ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 9.10  Entire Agreement.  This Agreement, including the other
                   ----------------
documents entered into in connection herewith, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     Section 9.11  Amendments.  This Agreement may not be changed, amended,
                   ----------
waived, or modified orally, but only by an agreement in writing signed by the parties hereto.

     Section 9.12  Severability.  If any term or other provision of this
                   ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

     Section 9.13  Disclosure Letter.  The parties hereto acknowledge that
                   -----------------
certain matters set forth in the Disclosure Letter are included for informational purposes only, notwithstanding the fact that, because they do not rise above applicable materiality thresholds or otherwise, they would not be required to be set forth therein by the terms of this Agreement and that disclosure of such matters shall not be taken as an admission by the Company that such disclosure is required to be made under the terms of any provision of this Agreement.

     Section 9.14  Submission to Jurisdiction; Waiver of Jury Trial.  The
                   ------------------------------------------------
parties hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in the City of New York for purposes of all legal proceedings which may arise hereunder or under any of the other documents entered into in connection herewith. The parties irrevocably waive, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The parties hereby consent to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to their respective addresses specified in Section 9.7 or in any other manner permitted by law. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OF ANY PARTY.

     IN WITNESS WHEREOF, each party has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized, all as of the day and year first above written.

                                 KONINKLIJKE AHOLD N.V.

                                 By: /s/ Robert G. Tobin
                                    --------------------------------
                                    Name:  R.G. Tobin
                                    Title: Executive Vice President

                                 AHOLD ACQUISITION, INC.

                                 By: /s/ Robert G. Tobin
                                    --------------------------------
                                    Name:  R.G. Tobin
                                    Title: President

                                 Title:

                                 SMG-II HOLDINGS CORPORATION

                                 By: /s/ James L. Donald
                                    --------------------------------
                                    Name:  James L. Donald
                                    Title: Chairman, President and
                                           Chief Executive Officer

                                                                  EXECUTION COPY

                                                                       EXHIBIT 1
                                                                       ---------

          The capitalized terms used in this Exhibit 1 shall have the meanings set forth in the Merger Agreement to which it is annexed, except that the term "Merger Agreement" shall be deemed to refer to the Agreement to which this
Exhibit 1 is appended and "Purchaser" shall be deemed to refer to Sub.
--------------------------------------------------------------------------------

          Notwithstanding any other provision of the Tender Offer or the Merger Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-1c under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered shares promptly after termination or withdrawal of the Tender Offer), pay for any shares of SMGH Preferred Stock tendered and may terminate or amend the Tender Offer and may postpone the acceptance of, and payment for, shares of SMGH Preferred Stock, if there shall not have been validly tendered and not withdrawn prior to the expiration of the Tender Offer a number of shares of SMGH Preferred Stock which, together with SMGH Preferred Stock previously acquired by Parent, any direct or indirect subsidiary of Parent, the Company, any direct or indirect subsidiary of the Company or Purchaser, represent 66 2/3% of the total issued and outstanding shares of SMGH Preferred Stock on a fully diluted basis (the "Minimum Condition"), or at any time at or before the time of acceptance of tendered shares of SMGH Preferred Stock for payment or payment for any such shares of SMGH Preferred Stock (whether or not any shares of SMGH Preferred Stock have theretofore been accepted for payment or paid for pursuant to the Tender Offer) any of the following shall occur:

          (a)(i) the Board of Directors of SMGH or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Purchaser the approval or recommendation of the Tender Offer or approved or recommended any takeover proposal with respect to SMGH or any of its subsidiaries or for any acquisition of any capital stock of SMGH or any of its subsidiaries (other than the Tender Offer or the Merger), (ii) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Purchaser the approval or recommendation of the Merger or the Merger Agreement, or approved or recommended any takeover proposal with respect to the Company or any of its subsidiaries or any acquisition of any

                                                                       Exhibit 1


     capital stock of the Company or any of its subsidiaries (other than the Merger), (iii) any Person shall have entered into a definitive agreement or an agreement in principle with the Company, SMGH or, as the case may be, any of their respective subsidiaries with respect to a tender offer or exchange offer for any capital stock of the Company, SMGH or, as the case may be, any of their respective subsidiaries or a merger, consolidation or other business combination with or involving the Company, SMGH or, as the case may be, any of their respective subsidiaries or (iv) the Board of Directors of the Company, SMGH or, as the case may be, any of their respective subsidiaries or any committee of any of them shall have resolved to do any of the foregoing;

          (b) any condition in the Merger Agreement to the consummation of the Merger shall not have been met; or

          (c) the Merger Agreement shall have been terminated in accordance with its terms;

which, in the reasonable judgment of Purchaser, in any such case and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

          The foregoing conditions (including those set forth in the opening paragraph above) are for the sole benefit of Purchaser and may be asserted by Purchaser, or may be waived by Purchaser, in whole or in part at any time and from time to time in its sole discretion. The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                                                  EXECUTION COPY

                                                                       EXHIBIT 2
                                                                       ---------
                                                 to Agreement and Plan of Merger
                                                 -------------------------------


================================================================================


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         PATHMARK HOLDINGS CORPORATION

                                      AND

                   SUPERMARKETS GENERAL HOLDINGS CORPORATION

                            Dated as of [_________]



================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                       Page
                                                                       ----
ARTICLE I

THE MERGER AND RELATED MATTERS.......................................     1

     1.1  The Merger.................................................     1
     1.2  Conversion of Stock........................................     2
     1.3  Dissenting Stock...........................................     2
     1.4  Surrender of Certificates..................................     3
     1.5  Payment....................................................     4
     1.6  No Further Rights of Transfers.............................     5
     1.7  Certificate of Incorporation of the Surviving Corporation..     5
     1.8  By-Laws of the Surviving Corporation.......................     5
     1.9  Directors and Officers of the Surviving Corporation........     5

ARTICLE II

MISCELLANEOUS........................................................     6

     2.1  Fees and Expenses..........................................     6
     2.2  Notices....................................................     6
     2.3  Entire Agreement...........................................     6
     2.4  Binding Effect; Benefit; Assignment........................     6
     2.5  Amendment and Modification.................................     7
     2.6  Further Actions............................................     7
     2.7  Headings...................................................     7
     2.8  Counterparts...............................................     7
     2.9  Applicable Law.............................................     7
     2.10  Severability..............................................     7
     2.11  Submission to Jurisdiction Waiver of Jury Trial...........     8

                                      (i)

                                               [Draft: (New York) March 9, 1999]
                                                                       EXHIBIT 2
                                                                       ---------
                                                 to Agreement and Plan of Merger
                                                 -------------------------------


                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of [________] (this "Agreement"), by and among PATHMARK HOLDINGS CORPORATION, a Delaware corporation ("Pathmark"), and SUPERMARKETS GENERAL HOLDINGS CORPORATION, a Delaware corporation ("SMGH"). Terms used and not otherwise defined herein shall have the meanings ascribed to them in the First Step Merger Agreement (as defined below).

          WHEREAS, Koninklijke Ahold N.V. ("Parent") has acquired (the "Acquisition") (x) control of Pathmark pursuant to an Agreement and Plan of Merger, dated as of March [ ], 1999, by and among, Parent, Ahold Acquisition Inc. and Pathmark (formerly known as SMG-II Holdings Corporation) (the "First Step Merger Agreement") and (y) [______] shares of SMGH Preferred Stock;

          WHEREAS, to complete the Acquisition, the respective Boards of Directors of Pathmark and SMGH unanimously determined that the merger of SMGH with and into Pathmark (the "Merger") is fair to, and in the best interests of, the holders of capital stock of each of Pathmark and SMGH, approved the Merger and recommended the approval and adoption of this Agreement by the holders of capital stock of each of Pathmark and SMGH; and

          WHEREAS, at duly called and convened meetings of the holders of all classes of capital stock of each of Pathmark and SMGH, the holders of each class of capital stock of each of Pathmark and SMGH by requisite majority approved the Merger.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I


                         THE MERGER AND RELATED MATTERS

          1.1  The Merger.  (a)  On the date hereof Pathmark and SMGH shall
               ----------
prepare, execute and acknowledge a certificate of merger (the "Certificate of Merger") in accordance with the Delaware General Corporation Law and shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware as provided in Section 251 of the Delaware General Corporation Law. The Merger shall become effective upon the filing of the Certificate of Merger (or at such later time reflected in the Certificate of Merger as shall be agreed by Pathmark and SMGH). The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

          (b) At the Effective Time, SMGH shall be merged with and into Pathmark and the separate corporate existence of SMGH shall cease, and Pathmark shall continue as the surviving

                                                                       Exhibit 2
                                                                       ---------
                                                 to Agreement and Plan of Merger
                                                 -------------------------------


corporation under the laws of the State of Delaware under the name of "Pathmark Holdings Corporation" (the "Surviving Corporation").

          (c) From and after the Effective Time, the Merger shall have the effects set forth in Section 259(a) of the Delaware General Corporation Law.

          (d) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation's right, title or interest in, to or under any of the rights, properties, privileges, franchise or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations of the Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation (as defined) or otherwise to carry out the intent of this Agreement.

          1.2  Conversion of Stock.  At the Effective Time:
               -------------------

          (a) Each share of Class A Common Stock of SMGH then issued and outstanding and each share of Class B Common Stock of SMGH then issued and outstanding shall be cancelled without payment to the holders thereof. Each share of SMGH Preferred Stock then issued and outstanding (other than (i) any shares of SMGH Preferred Stock which are held by any subsidiary of SMGH or in the treasury of SMGH, or which are held, directly or indirectly, by Parent or any direct or indirect subsidiary of Parent (including Pathmark), all of which shall cease to be outstanding and be cancelled and retired and none of which shall receive any payment with respect thereto and (ii) shares of SMGH Preferred Stock held by Dissenting Stockholders (as such term is defined in Section 1.3 hereof)) and all rights in respect thereof shall, by virtue of the Merger and without any action on the part of Pathmark, SMGH or the holder thereof, forthwith cease to exist and be converted into and represent the right to receive an amount in cash, without interest, equal to $38.25 (the "Merger Consideration"); and

          (b) Each share of common stock, par value $0.01 per share, of Pathmark then issued and outstanding shall, by virtue of the Merger and without any action on the part of Pathmark, SMGH or the holder thereof, become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          1.3  Dissenting Stock.  Notwithstanding anything contained in this
               ----------------
Agreement to the contrary but only to the extent required by the Delaware General Corporation Law, shares of SMGH Preferred Stock that are issued and outstanding immediately prior to the Effective Time

                                                                       Exhibit 2
                                                                       ---------
                                                 to Agreement and Plan of Merger
                                                 -------------------------------


and are held by holders of SMGH Preferred Stock who comply with all the provisions of the law of the State of Delaware concerning the right of holders of preferred stock to dissent from the Merger and require appraisal of their shares of SMGH Preferred Stock ("Dissenting Stockholders") shall not be converted into the right to receive the Merger Consideration but shall become the right to receive such consideration as may be determined to be due such Dissenting Stockholder pursuant to the law of the State of Delaware; provided,
                                                                     --------
however, that (i) if any Dissenting Stockholder shall subsequently deliver a
-------
written withdrawal of his or her demand for appraisal (with the written approval of the Surviving Corporation, if such withdrawal is not tendered within 60 days after the Effective Time), or (ii) if any Dissenting Stockholder fails to establish and perfect his or her entitlement to appraisal rights as provided by applicable law, or (iii) if within 120 days of the Effective Time neither any Dissenting Stockholder nor the Surviving Corporation has filed a petition demanding determination of the value of all shares of SMGH Preferred Stock outstanding at the Effective Time and held by Dissenting Stockholders in accordance with applicable law, then such Dissenting Stockholder or Dissenting Stockholders, as the case may be, shall forfeit the right to appraisal of such shares and such shares shall thereupon be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration, without interest. SMGH shall give Pathmark (A) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by SMGH, and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. SMGH will not, except with the prior written consent of Pathmark, voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demand.

          1.4  Surrender of Certificates.  (a)  Prior to the Effective Time,
               -------------------------
Pathmark shall designate a bank or trust company located in the United States to act as paying agent (the "Paying Agent") for purposes of making the cash payments contemplated hereby. As soon as practicable after the Effective Time, Pathmark shall cause the Paying Agent to mail and/or make available to each holder of a certificate theretofore evidencing shares of SMGH Preferred Stock (other than those which are held by any subsidiary of SMGH or in the treasury of SMGH or which are held directly or indirectly by Parent or any direct or indirect subsidiary (including Pathmark) of Parent) a notice and letter of transmittal advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Paying Agent such certificate or certificates which immediately prior to the Effective Time represented outstanding SMGH Preferred Stock (the "Certificates") in exchange for the Merger Consideration deliverable in respect thereof pursuant to this Article I. Upon the surrender for cancellation to the Paying Agent of such Certificates, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereon, and any other items specified by the letter of transmittal, the Paying Agent shall promptly pay to the person entitled thereto the Merger Consideration deliverable in respect thereof. Until so surrendered, each Certificate shall be deemed, for all corporate purposes, to evidence only the right to receive upon such surrender the Merger Consideration deliverable in respect thereof to which such Person is entitled pursuant to this Article I. No interest shall be paid or accrued in respect of such cash payments.

                                                                       Exhibit 2
                                                                       ---------
                                                 to Agreement and Plan of Merger
                                                 -------------------------------


          (b) If the Merger Consideration (or any portion thereof) is to be delivered to a person other than the person in whose name the Certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of the Merger Consideration that the Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to the Paying Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Paying Agent that such taxes have been paid or are not required to be paid.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article I, provided that, the person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

          1.5  Payment.  Concurrently with or immediately prior to the Effective
               -------
Time, Pathmark shall deposit in trust with the Paying Agent cash in United States dollars in an aggregate amount equal to the product of (i) the number of shares of SMGH Preferred Stock outstanding immediately prior to the Effective Time (other than shares of SMGH Stock Preferred which are held by any subsidiary of SMGH or in the treasury of SMGH or which are held directly or indirectly by Parent or any direct or indirect subsidiary (including Pathmark) of Parent or a person known at the time of such deposit to be a Dissenting Stockholder) and
(ii) the Merger Consideration (such amount being hereinafter referred to as the "Payment Fund"). The Payment Fund shall be invested by the Paying Agent as directed by Pathmark in direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, commercial paper of an issuer organized under the laws of a state of the United States rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Ratings Group or certificates of deposit, bank repurchase agreements or bankers' acceptances of a United States commercial bank having at least $100,000,000 in assets (collectively "Permitted Investments") or in money market funds which are invested in Permitted Investments, and any net earnings with respect thereto shall be paid to Pathmark as and when requested by Pathmark. The Paying Agent shall, pursuant to irrevocable instructions, make the payments referred to in
Section 1.2(a) hereof out of the Payment Fund. The Payment Fund shall not be used for any other purpose. Promptly following the date which is six months after the Effective Time, the Paying Agent shall return to the Surviving Corporation all cash, certificates and other instruments in its possession that constitute any portion of the Payment Fund, (other than net earnings on the Payment Fund which shall be paid to Pathmark) and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to

                                                                       Exhibit 2
                                                                       ---------
                                                 to Agreement and Plan of Merger
                                                 -------------------------------


the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without interest, but shall have no greater rights against the Surviving Corporation or Pathmark than may be accorded to general creditors of the Surviving Corporation or Pathmark under applicable law. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of shares of SMGH Preferred Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

          1.6  No Further Rights of Transfers.  At and after the Effective Time,
               ------------------------------
each holder of a Certificate shall cease to have any rights as a stockholder of SMGH, except for, in the case of a holder of a Certificate (other than shares of capital stock to be cancelled pursuant to Section 1.2(a) hereof and other than shares held by Dissenting Stockholders), the right to surrender his or her Certificate in exchange for payment of the Merger Consideration or, in the case of a Dissenting Shareholder, to perfect his or her right to receive payment for his or her shares pursuant to Delaware law if such holder has validly perfected and not withdrawn or otherwise lost his or her right to receive payment for his or her shares, and no transfer of shares of SMGH Preferred Stock shall be made on the stock transfer books of the Surviving Corporation. Certificates presented to the Surviving Corporation after the Effective Time shall be cancelled and exchanged for cash as provided in this Article I. At the close of business on the day of the Effective Time the stock ledger of SMGH with respect to capital stock of SMGH shall be closed.

          1.7  Certificate of Incorporation of the Surviving Corporation.  The
               ---------------------------------------------------------
Certificate of Incorporation of Pathmark, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation.

          1.8  By-Laws of the Surviving Corporation.  The By-Laws of Pathmark,
               ------------------------------------
as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

          1.9  Directors and Officers of the Surviving Corporation.  At the
               ---------------------------------------------------
Effective Time, the directors of Pathmark immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, until the next annual shareholders' meeting of the Surviving Corporation and until their respective successors shall be duly elected or appointed and qualified. At the Effective Time, the officers of Pathmark immediately prior to the Effective Time shall, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, be the officers of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

                                                                       Exhibit 2
                                                                       ---------
                                                 to Agreement and Plan of Merger
                                                 -------------------------------



                                   ARTICLE II


                                 MISCELLANEOUS

          2.1  Fees and Expenses.  (a)  All costs and expenses incurred in
               -----------------
connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          2.2  Notices.  All notices, requests, demands, waivers and other
               -------
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

          (a)  if to Pathmark, to it at:

               _____________________
               _____________________
               _____________________

          (b)  if to SMGH, to it at:

               _______________________
               _______________________
               _______________________

          (c) if to the Surviving Corporation, to it at:

               _______________________
               _______________________
               _______________________

or to such other person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third business day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

          2.3  Entire Agreement.  This Agreement contains the entire
               ----------------
understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral and written, with respect to such subject matter.

          2.4  Binding Effect; Benefit; Assignment.  This Agreement shall inure
               -----------------------------------
to the benefit of and be binding upon the parties hereto, but neither this Agreement nor any of the rights,

                                                                       Exhibit 2
                                                                       ---------
                                                 to Agreement and Plan of Merger
                                                 -------------------------------


interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 2.5 (the "Third
                                                                          -----
Party Provision"), nothing in this Agreement, expressed or implied, is intended
---------------
to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

          2.5  Amendment and Modification.  Subject to applicable law, this
               --------------------------
Agreement may be amended, modified and supplemented in writing by the parties hereto in any and all respects before the Effective Time (notwithstanding any stockholder approval), by action taken by the respective Boards of Directors of Pathmark and SMGH or by the respective officers authorized by such Boards of Directors, provided, however, that (i) no amendment may be made which decreases
           --------  -------
the Merger Consideration or which adversely effects the rights of the Dissenting Stockholders without the approval of such stockholders and (ii) after any such stockholder approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval.

          2.6  Further Actions.  Each of the parties hereto agrees that, subject
               ---------------
to its legal obligations, it will use its best efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

          2.7  Headings.  The descriptive headings of the several Articles and
               --------
Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          2.8  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          2.9  Applicable Law.  This Agreement, and the legal relations between
               --------------
the parties hereto, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed solely within such State, provided, however, that any of the
                                    --------  -------
provisions contained herein with respect to the Merger shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements executed and to be performed solely within such State.

          2.10  Severability.  If any term, provision, covenant or restriction
                ------------
contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                                                                       Exhibit 2
                                                                       ---------
                                                 to Agreement and Plan of Merger
                                                 -------------------------------


          2.11  Submission to Jurisdiction Waiver of Jury Trial.  The parties
                -----------------------------------------------
hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in the City of New York for purposes of all legal proceedings which may arise hereunder or under any of the other documents entered into in connection herewith. The parties irrevocably waive, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The parties hereby consent to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to their respective addresses specified in Section 2.2 or in any other manner permitted by law. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OF ANY PARTY.

                                                                       Exhibit 2
                                                                       ---------
                                                 to Agreement and Plan of Merger
                                                 -------------------------------



          IN WITNESS WHEREOF, each of the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

                                 PATHMARK HOLDINGS CORPORATION



                                 By:
                                    ------------------------------------
                                    Name:
                                    Title:


                                 SUPERMARKETS GENERAL HOLDINGS CORPORATION



                                 By:
                                    ------------------------------------
                                    Name:
                                    Title: